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                                                                    EXHIBIT 99.5

                        MICROELECTRONIC PACKAGING, INC.

                   NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                            AUTOMATIC STOCK OPTION


     Notice is hereby given of the following stock option (the "Option") to purchase shares of the common stock of Microelectronic Packaging, Inc. (the "Corporation"):

     Optionee: ___________________________________________________
     --------

     Grant Date: _____________________________________
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     Type of Option:  Non-Statutory Stock Option
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     Option Price:  $_____________________________ per share
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     Number of Option Shares: ________________ shares
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     Expiration Date: ________________________________
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     Exercise Schedule:  The Option shall become exercisable in four (4)
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     successive equal annual installments upon Optionee's completion of each year of service as a member of the Corporation's Board of Directors (the "Board") over the four (4)-year period measured from the Grant Date. In no event shall the Option become exercisable for any additional Option Shares following Optionee's cessation of Board service.

     Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the Corporation's 1993 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

     Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporate Offices at 9350 Trade Place, San Diego, CA 92126.

     No Impairment of Rights.  Nothing in this Notice or the attached Automatic
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Stock Option Agreement or the Plan shall interfere with or otherwise restrict the right of the Corporation and the Corporation's shareholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.
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     Definitions.  All capitalized terms in this Notice shall have the meaning
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assigned to them in this Notice or in the attached Automatic Stock Option
Agreement.

DATED: _________________, 199___


                                       MICROELECTRONIC PACKAGING, INC.

                                       By:______________________________________

                                       Title:___________________________________


                                       _________________________________________
                                       OPTIONEE

                                       Address:_________________________________

                                       _________________________________________


ATTACHMENTS:
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Exhibit A:  Automatic Stock Option Agreement
Exhibit B:  Plan Summary and Prospectus


                                      2.
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                                   EXHIBIT A
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                       Automatic Stock Option Agreement
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                                   EXHIBIT B
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                          Plan Summary and Prospectus